Exhibit 99.1

FOR IMMEDIATE RELEASE

RW HOLDINGS NNN REIT, INC. ANNOUNCES RECONSTITUTION OF ITS BOARD

January 17, 2019, Costa Mesa, CA. RW Holdings NNN REIT, Inc. (the “Company”) announced today that following the decision of Rich Uncles Real Estate Investment Trust I (“REIT I”) to pursue strategic alternatives including the potential sale of its real estate portfolio, which was announced by REIT I on January 14, 2019, three (3) of the Company’s independent directors who are also independent trust managers of REIT I resigned from the Company’s Board and the Company’s remaining independent director has resigned from the REIT I Board. As a result of these resignations, there is no longer an overlap of independent directors on the boards of directors of the Company and REIT I. To fill the vacancies on the Company’s Board resulting from these resignations, the Company has appointed the following three (3) new independent directors to the Board:

Adam S. Markman. Mr. Markman has been Executive Vice President, Chief Financial Officer and Treasurer of Equity Commonwealth, a REIT primarily investing in office properties, since July 2014. Mr. Markman served as Managing Director of Green Street Advisors, Inc., a real estate research firm ("Green Street"), where he worked from 1994 to 2014. While at Green Street, Mr. Markman headed the firm's consulting and advisory practice, played a key role in the firm's investment arm for real estate investment trusts and previously led the firm's retail and lodging research efforts. Mr. Markman has also served as a real estate consultant at Kenneth Leventhal & Co. Mr. Markman was a member of Green Street's Board of Directors, currently sits on Mark IV Capital's Board of Directors and is an adviser to Twin Rock Partner's Housing Fund. He is also a member of the National Association of Real Estate Investment Trusts (NAREIT) and the Urban Land Institute (ULI). Mr. Markman earned his M.B.A. in Finance/Real Estate from Columbia University and a B.A. from U.C. Berkeley.

Curtis B. McWilliams. Mr. McWilliams has been non-executive Chairman of the Board of Ardmore Shipping Corporation since January 1, 2019 and a director since January 2016. Mr. McWilliams is also Lead Director and chair of the Audit Committee of Braemar Hotels & Resorts Inc. where he has been a member of the board since November 2013. Mr. McWilliams was also an independent director of Campus Crest Communities, Inc. from May 2015 to March 2016. Mr. McWilliams is a real estate industry veteran with over 25 years of experience in finance and real estate. He retired from his position as President and Chief Executive Officer of CNL Real Estate Advisors, Inc. in 2010 after serving in the role since 2007. Mr. McWilliams was also the President and Chief Executive Officer of Trustreet Properties Inc. from 1997 to 2007, and a director of the company from 2005 to 2007. He served on the Board of Directors and as the Audit Committee Chairman of CNL Bank from 1999 to 2004 and has over 13 years of investment banking experience at Merrill Lynch & Co. Mr. McWilliams holds a M.B.A., with a concentration in Finance, from the University of Chicago Graduate School of Business and a Bachelor of Science in Engineering in Chemical Engineering from Princeton University.

Thomas H. Nolan, Jr. Mr. Nolan has been a director of WashREIT since 2015. He previously served as Chairman of the Board of Directors and Chief Executive Officer of Spirit Realty Capital, Inc. from September 2011 until May 2017. Mr. Nolan previously worked for General Growth Properties, Inc. (“GGP”), serving as Chief Operating Officer from March 2009 to December 2010 and as President from October 2008 to December 2010. He also served as a member of the board of directors of GGP from 2005 to 2010. GGP filed for protection under Chapter 11 of the U.S. Bankruptcy Code in April 2009 and emerged from bankruptcy in November 2010. Mr. Nolan was a member of the senior management team that led GGP’s reorganization and emergence from bankruptcy, which included the restructuring of $15.0 billion in project-level debt, payment in full of all of GGP’s pre-petition creditors and the securing of $6.8 billion in equity commitments. From July 2004 to February 2008, Mr. Nolan served as a Principal and Chief Financial Officer of Loreto Bay Company, the developer of the Loreto Bay master planned community in Baja, California Sur, Mexico. From October 1984 to July 2004, Mr. Nolan held various financial positions with AEW Capital Management, L.P., a national real estate investment advisor, and from 1998 to 2004, he served as Head of Private Equity Investing and as President and Senior Portfolio Manager of The AEW Partners Funds. Mr. Nolan holds a B.B.A. from the University of Massachusetts, Amherst.

The fourth independent director who will continue as a member of the Company’s board of directors is Mr. Jeffrey Randolph. His biographical information is provided below.

Jeffrey Randolph. Mr. Randolph has served as a member of the Company’s board of directors since June 2015. From 2002 through 2007 and then again from 2010 through March 2017 (now retired), Mr. Randolph was a Principal and served as Chief Financial Officer and Chief Compliance Officer for Affinity Investment Advisors, LLC, a firm specializing in U.S. stock exchange investments. In 2007, Affinity was purchased by Morgan Stanley Investment Management. From 2007 through 2010, Mr. Randolph served as Managing Director for Morgan Stanley and its wholly owned subsidiary Van Kampen Investments. His role included supporting the firm’s domestic and international investment clients. Toward the end of 2010, Mr. Randolph was part of the decision to re-launch Affinity as an independent entity to capitalize on the increasing investor interest in boutique management firms. Mr. Randolph brings 25 years of investment experience to the Company. His previous work experience includes Principal at Avalon Financial Group Inc., Chief Financial Officer for Bonutto-Hofer Investments and Vice President at Security Pacific National Bank. Mr. Randolph received his bachelor’s degree in Business Finance from California State University, Long Beach in 1978.

Aaron Halfacre, Chief Executive Officer stated, “I am very pleased to welcome our new board members as they exemplify the highest standards of independence, acumen and integrity. Ray Wirta and I are honored that all of our directors share in our goal of establishing best-in-class corporate governance.”

In light of REIT I’s decision to pursue strategic alternatives, the Company may explore an acquisition of REIT I’s real estate portfolio (the “REIT I Portfolio”). Such an acquisition would provide the Company with significant diversification of its portfolio and enhance its presence in California where 18 of REIT I’s properties are located. Currently, the Company does not own any real estate in California other than a 72.7% interest in one property located in Santa Clara, California. The Company also currently owns an approximate 4.8% interest in REIT I.

Under the Company’s charter, the Conflicts Committee of the Company’s Board of Directors would need to authorize any offer by the Company for the REIT I Portfolio. The Company expects that in making any such determination, the Conflicts Committee would engage legal and financial advisors to assist it. There can be no assurances that the Conflicts Committee will authorize an offer for the REIT I Portfolio. Even if the Conflicts Committee authorizes an offer for the REIT Portfolio, there can be no assurances that the offer would be accepted by REIT I or that the Company would be able to enter into an agreement with REIT I to purchase the REIT I Portfolio on terms acceptable to the Company or at all.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include any statements in this press release that are not historical or current facts and include, but are not limited to, statements relating to the possibility that the Company may pursue an acquisition of the REIT I Portfolio. These forward-looking statements represent management’s current expectations and assumptions based on information available as of the date of this press release and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those that are expressed or implied by the forward-looking statements, including but not limited to the risks and uncertainties set forth above in this press release and the other risks and uncertainties as described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in other periodic reports and filings submitted to the Securities and Exchange Commission. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, unless required by law to do so.

Contact:

Jennifer Barber

Chief of Staff

(949)537-2421

jbarber@richuncles.com